Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement is dated as of October 8, 2019, among, Noble Vici Group, Inc., a Delaware corporation (the “Company”), and Jenny Chen-Drake (“Consultant”).

WHEREAS, the Company has requested the Consultant to provide the Company with certain legal services in connection with its business (the “Services”), and the Consultant has agreed to provide the Company with the Services; and

WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such Services through the payment to the Consultant of a fixed fee of 100,000 shares of its common stock, par value $0.0001 per share (the “Shares”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.           The Company shall issue 100,000 Shares to the Consultant, as consideration for the Services rendered. The Company shall register all 100,000 Shares on a Form S-8 under this Consulting Agreement. The registration statement shall be filed promptly following the execution of this Consulting Agreement.

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the parties as of the date first above written.

CONSULTANT

By:	/s/ Jenny Chen-Drake
Jenny Chen-Drake

THE COMPANY:

NOBLE VICI GROUP, INC.

/s/ Eldee Wai Chong Tang
Eldee Wai Chong Tang
Chief Executive Officer